Exhibit 3.02.22

CODE OF REGULATIONS

OF

TWENTY FIRST CENTURY COMMUNICATIONS OF CANADA. INC.

ARTICLE I.

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of Shareholders shall be held on the first Monday in April in each year commencing with the year 1999 (or, if that be a legal holiday, on the next succeeding business day) at ten o’clock a.m., or at such other date and/or hour as may from time to time be designated by the Board of Directors and specified in the Notice of Annual Meeting.

Section 2. Special Meetings. Special meetings of the Shareholders for any purpose or purposes may be called by the Chairman of the Board or President or by order of the Board of Directors and it shall be the duty of the Secretary to call such a meeting upon a request in writing therefore stating the purpose or purposes thereof delivered to the Secretary signed by the holders of record of not less than twenty-five percent (25%) of the shares outstanding and entitled to vote.

Section 3. Place of Meetings. Meetings of the Shareholders may be held at the Corporation’s principal office or at such other place within or without the State of Ohio as the Board of Directors may from time to time determine.

Section 4. Notice of Meetings. Notice of the annual or of any special meeting of Shareholders shall be in accordance with Ohio Revised Code Sections 1701.01 to 1701.98, inclusive, provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat. All notices with respect to any shares which are jointly held may be given to such joint Shareholders as are named first upon such records and notice so given shall be sufficient notice to all the holders of such shares.

Section 5. Quorum. At all meetings of Shareholders the holders of record of a majority of the issued and outstanding voting shares of the Corporation, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the voting shares present in person or by proxy may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Proxies. Any shareholder entitled to vote at a meeting of Shareholders may be represented and vote thereat by proxy appointed by an instrument in writing, subscribed by such shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is a sufficient writing.

Section 7. Action by Written Consent. Any action which may be authorized or taken at a meeting of the shareholders, may be taken or authorized without a meeting by writing or writings signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose of such action, which writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE II.

BOARD OF DIRECTORS

Section 1. Number. The number of Directors shall be not less than the lesser of the number of Shareholders of the Corporation or as may be fixed from time to time by resolution of the Shareholders; provided, however, that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 2. Election and Term of Office. The Directors shall be elected at the annual Shareholders meeting or at a special meeting called for that purpose. Directors shall be elected to serve until the next annual election of Directors and until their respective successors shall have been duly elected.

Section 3. Vacancies. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. In case of any vacancy in the Board of Directors, through death, resignation, disqualification or other cause deemed sufficient by the Board, the remaining Directors, though less than a majority of the whole board, by affirmative vote of a majority of those present at any duly convened meeting, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election of a successor.

Section 4. Regular Meetings. The Board of Directors by resolution may establish regular periodic meetings and notice of such meetings need not be given.

Section 5. Special Meetings. Special Meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary whenever ordered by the Board of Directors or requested in writing by any two Directors, the Chairman of the Board, if any, or the President, if he is a Director. Notice of a Special Meeting shall be sent to each Director by mail at least five days before the meeting is to be held, or be given personally or by telegram or telephone, at least two days before the day on which the meeting is to be held.

Section 6. Quorum. A majority of the members of the Board of Directors then in office shall constitute a quorum at all meetings thereof. In the absence of a quorum of the Board of Directors a majority of the members present may adjourn the meeting from time to time until a quorum is present and no notice of any such adjournment need be given.

Section 7. Action by Written Consent. Any action which may be authorized or taken at a meeting of the directors, may be taken or authorized without a meeting by writing or writings signed by all of the directors who would be entitled to notice of a meeting of the directors held for the purpose of such action, which writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE III.

COMMITTEES

Section 1. Standing Committees. The Board of Directors may by resolution provide for such standing or special committees to consist of such number of Directors as it deems desirable, and discontinue the same at its pleasure. Each Committee shall have such powers and perform such duties as may be assigned to it by the Board of Directors, except that the Board of Directors may not delegate any of the authority of the Directors to any committee unless it consists of three or more Directors.

Section 2. Executive Committee. An Executive Committee may be appointed only by the vote of a majority of the entire Board, and shall consist of three or more Directors who each shall serve at the pleasure of the Board of Directors. Except as otherwise provided by law, by these regulations or by resolution adopted by a majority of the entire Board of Directors, the Executive Committee shall possess and may exercise during the intervals between the meetings of the Board, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation. The Committee shall keep a record of its acts and proceedings and report the same to the Board of Directors. A majority of the Executive Committee shall constitute a quorum for the transaction of business.

ARTICLE IV.

OFFICES AND OFFICERS

Section 1. Officers - Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer who may or may not be Directors. The Board of Directors may from time to time, in its discretion, appoint any or all of the following: a Chairman of the Board, who must be a member of the Board of Directors, one or more Vice-Presidents one of whom may be designated Executive Vice-President, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office: Vacancies. All officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of Shareholders, and each officer shall hold office until his successor shall have been duly elected or until he shall resign or shall have been removed. At said meeting, the Board of Directors shall also designate and appoint such subordinate officers and employees as it shall determine. If any vacancy shall occur in any office of the Corporation, such vacancy may be filled by the Board of Directors in its discretion.

Section 3. Removal. Officers and employees elected or appointed by the Board of Directors may be removed, with or without cause, at any time by action of the Board of Directors.

ARTICLE V.

DUTIES AND POWERS OF OFFICERS

The officers of the Corporation shall have such powers and duties as may be prescribed by the Board of Directors and in the absence of such prescription, such powers and duties as are customarily exercised by such corporate officers. The Chairman of the Board, if one is appointed, shall be the chief executive officer of the corporation unless the Board of Directors prescribes otherwise.

ARTICLE VI.

INDEMNIFICATION

Except as otherwise provided herein, every person who is or has been a director or officer of the corporation, and each person who is serving or has served at its request as a director, trustee or officer of another enterprise (and the heirs and personal representatives of each such director, trustee and officer) shall be indemnified by the corporation against expenses and liabilities actually and necessarily incurred by him in connection with the defense of either (i) any action, suit or proceeding to which he may be a party defendant; or (ii) any claim of liability asserted against him, by reason or his being or having been a director or officer of the corporation. Without limitation, the term “expense” includes any amount paid or agreed to be paid in satisfaction of a judgment or in settlement of a judgment or claim of liability other than any amount paid or agreed to be paid to the corporation itself. In order to be entitled to indemnification, it must be determined that there was no negligence or misconduct on the officer or director’s part, that such officer or director acted in good faith in what he thought was the best interest of the corporation and, with respect to indemnification for criminal prosecutions, it must be determined that such officer or director did not have reasonable cause to believe such conduct was unlawful. The preceding determinations shall be made by (1) the court having jurisdiction of the action, suit or proceeding against such director or officer or of a suit involving his right to indemnification; or (2) by a majority of the directors of the corporation then in office other than those involved in such matter (whether or not such majority constitutes a quorum) or, if there are not at least two directors of the corporation then in office, other than those involved in such matter, by a majority of a committee selected by the Board of Directors of three or more persons (not including any person involved in such matter) who are, to the extent possible, shareholders of the corporation, and who may be directors or officers of the corporation, provided that such indemnity in case of a settlement shall not be allowed by such directors or committee unless it is found by independent legal counsel (meaning a lawyer who is not a director or officer, or employee of the corporation, and is not a partner or professional associate of a director, officer or employee of the corporation) that such settlement is reasonable in amount and in the interest of the corporation. The foregoing right of indemnification shall be in addition to all rights to which any such director or officer may be entitled as a matter of law.

ARTICLE VII.

CERTIFICATE FOR SHARES

Section 1. Issuance of Certificates. The Board of Directors shall provide for the issuance and transfer of the certificates of capital shares of the Corporation, and prescribe the form of such certificates.

Section 2. Transfer of Shares. The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the share transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued.

Section 3. Addresses of Shareholders. Every shareholder shall furnish the Secretary with an address at or to which notices of meetings and all other notices may be served upon or mailed to him and in default thereof, notices may be addressed to him at the office of the Corporation.

Section 4. Closing of Transfer Books; Record Date. The Board of Directors shall have power to close the share transfer books of the Corporation for a period not exceeding sixty (60) days and not less than seven (7) days prior to the date of any meeting of Shareholders; provided, however, that in lieu of closing the share transfer books as aforesaid the Board of Directors may fix a date not exceeding sixty (60) days and not less than seven (7) days prior to the date of any such meeting as the time as of which Shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of one or more voting shares at such time and no others shall be entitled to notice of and to vote at such meeting.

The Board of Directors shall also have the power to close the share transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the delivery of any evidence of right or evidence of interest; provided, however, that in lieu of closing the share transfer books as aforesaid the Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any such dividend or the making of any such distribution or for the delivery of any such evidence of right or interest as a record date for the determination of the Shareholders entitled to receive any such dividend, distribution or evidence of right or interest, and in such case only Shareholders of record at the date so fixed shall be entitled to receive such dividend, distribution or evidence of right or interest.

The Board of Directors shall fix no record date which is prior in time to the date upon which such record date is fixed.

Section 5. Lost, Stolen and Destroyed Certificates. The Board of Directors may cause a new certificate of shares to be issued in the place of any lost, stolen or destroyed certificate but the person seeking to have such new certificate issued shall furnish proof, by affidavit or otherwise, as the Board may require, of ownership of the shares represented by such lost, stolen or destroyed certificate and the facts which tend to prove such loss, theft or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation against any claim that may be made against it by reason of the issue of such new certificate. The Board of Directors may also, in its discretion, refuse to issue such new certificate, except pursuant to a court order.

ARTICLE VIII.

AMENDMENTS

These Regulations may be altered or amended by the affirmative vote of the holders of record of the shares entitling them to exercise a majority of the voting power of the Corporation on such proposal at any regular or special meeting of the Shareholders if notice of such proposed alteration or amendment be contained in a notice of the meeting, or without meeting by the written consent and authorization of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. If these Regulations are altered or amended without a meeting, the Secretary of the Corporation shall mail a copy of such change to each holder of shares who would have been entitled to vote thereon and did not participate in adoption thereof.